Exhibit 99 (c)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,

	1999	1998

	(in millions)

Cash flows from operating activities:

Net income (loss)	$1,083	$(93)
Adjustments to reconcile net income (loss) to net cash (used in)

provided by operating activities:

Depreciation and amortization	856	1,102

Changes in operating assets and liabilities:

Accounts receivable, net	(3,759)	37

Inventories, net	21	218

Prepaid expenses and other assets	(27)	(59)

Deferred income taxes	(55)	123

Accounts payable	836	(92)

Accrued liabilities	2,090	(150)

Other long-term liabilities	(2,117)	(175)

Other	(142)	(62)

Net cash (used in) provided by operating activities	(1,214)	849

Cash flows from investing activities:

Capital expenditures	(1,200)	(1,381)

Acquisition of marketable securities	(158)	(695)

Liquidation of marketable securities	153	701

Other	150	159

Net cash used in investing activities	(1,055)	(1,216)

Cash flows from financing activities:

Proceeds from issuance of common stock	1,621	—

Proceeds from issuance of debt securities	1,484	—

Net payments of credit facilities and other debt	(81)	—

Dividend payments	(79)	—

Purchase of treasury stock	(67)	—

Cash effect of assets and liabilities transferred to General Motors	—	384

Net cash provided by financing activities	2,878	384

Effect of exchange rate fluctuations on cash and cash equivalents	(58)	(11)

Increase in cash and cash equivalents:	551	6

Cash and cash equivalents at beginning of year	995	989

Cash and cash equivalents at end of year	$1,546	$995